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                                                                  EXHIBIT 10.3




                                 LOAN AGREEMENT


                                 By and Between


                          DVI FINANCIAL SERVICES INC.


                                      AND


                                   PRIME BANK


                       __________________________________


                            Dated: January 29, 1997


                       _________________________________
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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "AGREEMENT") is made effective the 29th day of January, 1997, by and between DVI FINANCIAL SERVICES INC. ("BORROWER") and PRIME BANK ("BANK").

                                   BACKGROUND

         A. Borrower has requested that Bank establish a line of credit facility for Borrower, which Bank is willing to do on the terms set forth herein.

         B. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in SECTION 12 of this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       THE LINE; USE OF PROCEEDS.

         1.1 LINE OF CREDIT. Bank will establish for Borrower for and during the period from the date hereof and until January 29, 1998 (the "CONTRACT PERIOD"), subject to the terms and conditions hereof, a revolving line of credit (the "LINE") pursuant to which Bank will from time to time make loans to Borrower in an aggregate amount not exceeding at any time Five Million
Dollars ($5,000,000.00).   Within the limitations set forth in this Agreement,
Borrower may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents which terms and conditions are incorporated herein. Borrower's obligation to repay each advance under the Line shall be evidenced by Borrower's promissory note (each a "LINE NOTE") in the face amount of each such advance, which shall be in the form attached hereto as EXHIBIT "A", with the blanks appropriately filled in. The Line shall be subject to review and renewal, at the sole discretion of Bank after expiration of the Contract Period.

         1.2 USE OF PROCEEDS; AMOUNT OF ADVANCE . Borrower shall use proceeds under the Line solely to finance the actual cost to Borrower of the specific items of equipment previously purchased by Borrower in respect of which the advance under the Line is being made (the "EQUIPMENT"), which Equipment shall have either been leased by Borrower to third parties or with respect to which Borrower shall have provided financing to the end user of such Equipment for the purchase thereof, all pursuant to documents acceptable to Bank. The documents evidencing each such transaction between Borrower and such third party or end user shall include either a master lease (the "MASTER LEASE") or Loan and Security Agreement (the "LOAN AND SECURITY AGREEMENT") and equipment schedules thereto (the "EQUIPMENT SCHEDULE") identifying the Equipment (the Master Lease or the Loan and Security Agreement, as applicable, together with the Equipment Schedule, any promissory note and all other documents in connection therewith may be referred to collectively as the "FINANCING DOCUMENTS"). Individual advances under the Line will be in an amount not to exceed the actual cost to Borrower of the specific Equipment purchased by Borrower in respect of which such advance is being made.

         1.3     METHOD OF ADVANCES.

                 (A) At least three (3) Business Days prior to the date Borrower desires an advance under the Line, Borrower shall deliver to Bank Borrower's complete credit package in connection with the Equipment and Financing Documents in respect of which Borrower is requesting such advance. Each credit package shall include, without limitation, the following:






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                          (I)     all underwriting and other credit information
                                  and analysis with respect to the lessee or borrower under the subject Financing
                                  Documents and the payment history in
                                  connection therewith, if applicable;

                          (II)    the lease, loan or other credit application
delivered by the subject lessee or borrower;

                          (III)   purchase order or other evidence of cost of
the Equipment; and

                          (IV)    the form of Financing Documents and all
collateral documents in connection therewith.

                          Bank may determine to fund or not to fund any
particular request for an advance under the Line for any or no reason in its sole direction. Bank shall notify Borrower of its determination with respect to any request for an advance under the Line within two (2) Business Days after receipt by Bank of the complete credit package delivered in connection with such request.

                 (B) If Bank determines to fund a request for an advance under the Line, prior to or contemporaneously with any such funding, Borrower shall deliver to Bank all of the following documents, all of which must be satisfactory to Bank in its sole discretion:

                          (I) a certified copy of the original Master Lease or Loan and Security Agreement, as applicable, stamped with a statement to the effect that no security interest in an Equipment Schedule may be created or perfected through the transfer or possession of any counterpart of the original Equipment Schedule other than that original Equipment Schedule marked "Secured Party's Original" and a certified copy of the Master Lease or Loan and Security Agreement, as applicable;

                          (II) the fully executed original Equipment Schedule or Schedules to the Master Lease or Loan and Security Agreement, as applicable, identifying the subject Equipment stamped "Secured Party's Original", together with the original promissory note, if applicable, endorsed to Bank with recourse;

                          (III) receipt or other evidence of payment to the vendor of the Equipment subject to such Financing Documents;

                          (IV)    Original UCC-1 and UCC-3 financing
                                  statements, as applicable, properly
                                  identifying the Equipment and all products and proceeds thereof and showing the lessee or borrower as Debtor, Borrower as Secured Party and Bank as Assignee;

                          (V) Original unconditional acceptance certificate with respect to the Equipment, executed by the lessee or borrower;

                          (VI) Original mortgagee/landlord waivers for all locations of the Equipment, if applicable;

                          (VII) Original evidence of insurance covering the Equipment, with a lender's loss payee endorsement in favor of Bank;





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                          (VIII)  The originals of all guaranty and other
                                  documents given as security for the lessee's or borrower's obligations to Borrower under the Financing Documents; and

                          (IX) original fully executed Security Agreement and UCC-1 financing statements from Borrower to Bank in the form of EXHIBIT "B" hereto.

         1.4 INITIAL ADVANCE. The initial advance under the Line shall be in an amount equal to Five Million Dollars ($5,000,000.00), which amount equals the aggregate principal portion of all payments remaining to be made under the Financing Documents described on SCHEDULE 1.4 hereto. The representations and warranties in SECTION 5 below are true and complete with respect to the Financing Documents described on SCHEDULE 1.4 hereto.

2.       INTEREST RATE.

         2.1 INTEREST ON THE LINE. Interest on the unpaid principal balance of each advance under the Line will accrue from the date of such advance until final payment thereof at the rate per annum which is equal to one-quarter percent (3%) in excess of the Prime Rate in effect from time to time (such interest rate to change immediately upon any change in the Prime
Rate).

         2.2 DEFAULT INTEREST. Interest will accrue on the principal balance of the Line after the occurrence of an Event of Default or expiration of the Contract Period at a rate which is two percent (2%) in excess of the non-default rate otherwise set forth above for the Line.


         2.3 POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

         2.4 CALCULATION. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

3.       PAYMENTS AND FEES.

         3.1 PRINCIPAL AND INTEREST PAYMENTS. Each advance under the Line will be repaid in monthly installments on the tenth (10th) day of each month commencing on March 10, 1997. Borrower shall be obligated to make such monthly payments to Bank regardless of whether Borrower has received the corresponding payment under the applicable Financing Documents. Each such monthly installment shall be in an amount equal to the principal portion of the corresponding payment made under the Financing Documents in respect of which such advance was made as shown on the amortization schedule attached to the subject Line Note, plus interest due for such month on the outstanding principal balance of the Line at the rate set forth in SECTION 2.1 above. The outstanding principal balance of each advance under the Line and all accrued and unpaid interest thereon shall be due and payable in full on the earlier to occur of the (i) first day of the eighteenth (18th) month following the date of such advance, (ii) date on which Borrower sells, transfers or otherwise assigns the respective Financing Documents to another Person, or (iii) the date on which the Equipment Schedule in respect of which such advance was made is terminated or paid in full. If any payment date hereunder falls on a day other than a Business Day, such payment shall be due on the next succeeding Business Day and interest shall accrue through the date of such payment.

         3.2 DELINQUENT FINANCING DOCUMENTS. In addition to all other payments required hereunder, Borrower will pay to Bank, in full, without any further notice or demand, the outstanding principal balance of any advance under the Line, together with all accrued and unpaid interest thereon, if any payment under the Financing Documents in respect of which such advance was made is sixty (60) days or more past due.





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         3.3     COMMITMENT FEE.  Borrower will pay to Bank on the date hereof a commitment fee in an amount equal to Twenty-Five Thousand Dollars
($25,000.00).

         3.4 LATE CHARGE. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days, in addition to paying such sums, Borrower will pay to Bank a late charge equal to five percent (5%), of such past due payment as compensation for the expenses incident to such past due payment.

         3.5 TERMINATION OF LINE. Borrower may terminate the Line upon thirty (30) days' written notice to Bank without any premium or penalty. In the event the Line is terminated as a result of an Event of Default, expiration of the Contract Period, or otherwise, the outstanding balance of the Line, together with any accrued and unpaid interest thereon and any other sums due pursuant to the terms hereof shall be due and payable immediately.

         3.6 PAYMENT METHOD. Borrower irrevocably authorizes Bank to debit all payments required to be made by Borrower hereunder or under the Line, on the date due, from any deposit account maintained by Borrower with Bank. Otherwise, Borrower will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

         3.7 APPLICATION OF PAYMENTS. Any and all payments on account of the Line will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

4. SECURITY. As security for the full and timely payment and performance of all Bank Indebtedness, Borrower shall grant to Bank a security interest in all of the Equipment Schedules, the Master Lease or Loan and Security Agreement, as applicable (as it relates to such Equipment Schedules), all Equipment and other items being leased under such Equipment Schedules, all guaranties and other collateral therefor as it relates to such Equipment Schedules, all chattel paper, accounts receivable, inventory and general intangibles in connection therewith as it relates to such Equipment Schedules and all products and proceeds thereof, all as more fully described in the Security Agreement (each a "SECURITY AGREEMENT") from Borrower to Bank delivered on the date of each such advance under the Line (collectively, the "COLLATERAL"). Upon payment in full of each advance under the Line and all accrued and unpaid interest thereon, Bank will, upon request of Borrower and at Borrower's sole cost and expense, release its security interest against the specific Equipment Schedules and items of Equipment in respect of which such advance was made, provided that no Event of Default has occurred and is continuing. As further security for the Bank Indebtedness, Borrower shall cause DVI, Inc. ("GUARANTOR") to deliver to Bank a Surety Agreement in form and content satisfactory to Bank.





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5.       REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants as follows:

         5.1 VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation, in good standing under the laws of the state each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse affect on the Collateral or financial condition of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

         5.2 FINANCIAL STATEMENTS. Borrower has furnished to Bank a copy of its 10-Q statement filed with the Securities and Exchange Commission for the period ending September 30, 1996. Such financial statements of Borrower are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower at such date, and have been prepared in accordance with GAAP.

         5.3 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. There has been no material adverse change in the financial condition of Borrower since September 30, 1996.

         5.4     PENDING LITIGATION OR PROCEEDINGS.  Except as set forth on
SCHEDULE 5.4 thereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to Borrower would have a material adverse affect on the Collateral or the financial condition or operations of Borrower.

         5.5 DUE AUTHORIZATION; NO LEGAL RESTRICTIONS. The execution and delivery by Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) has been duly authorized by all requisite corporate action of Borrower; (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's Certificate or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which Borrower may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

         5.6 ENFORCEABILITY. The Loan Documents have been duly executed by Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

         5.7 NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL REGULATIONS. Borrower is not in violation of its Certificate or Articles of Incorporation or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and Borrower is not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected, which violation would have a material adverse affect on the Collateral or the financial condition or operations of Borrower.

         5.8 GOVERNMENTAL CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

         5.9 TAXES. Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it. Such tax returns are complete and accurate in all material respects. Borrower does not know of any proposed additional assessment or basis for any assessment of additional taxes.

         5.10 TITLE TO COLLATERAL. The Collateral is and will be owned by Borrower free and clear of all liens and other encumbrances of any kind (excepting only the rights of lessees or borrowers under the subject Financing Documents and liens in favor of Bank). Borrower will defend the collateral against any claims of all persons or entities other than the Bank.

         5.11 ADDRESSES. During the past five (5) years, Borrower has not been known by any names (including tradenames) other than those set forth in
SCHEDULE 5.11 attached hereto and has not been located at any addresses other than those set forth on SCHEDULE 5.11 attached hereto. The portions of the collateral which are tangible property and Borrower's books and records pertaining thereto will at all times be located at the addresses set forth on
SCHEDULE 5.11. SCHEDULE 5.11 identifies the chief executive office of Borrower.

         5.12 CURRENT COMPLIANCE. Borrower is currently in compliance with all of the terms and conditions of the Loan Documents.

         5.13 LEASES AND CONTRACTS. Borrower has complied in all material respects with the provisions of all leases, contracts or commitments (including, without limitation, the Financing Documents) of any kind to which it is a party and is not in default thereunder. To the best of Borrower's knowledge, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

         5.14 INTELLECTUAL PROPERTY. Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate Borrower's properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

         5.15 PAYMENTS UNDER LEASES. No advance payments or prepayments shall have been made to Borrower under the Financing Documents.

         5.16 ORIGINAL DOCUMENTS. All Financing Documents and all documents in connection therewith are complete, are the only documents executed by the parties with respect thereto and all such documents represent the valid and enforceable obligations of the parties thereunder in accordance with their terms and, to the best of Borrower's knowledge, all signatures, names, addresses and amounts and other statements and facts contained therein are true and complete. With respect to each set of Financing Documents, there is only one original Master Lease or Loan and Security Agreement, as applicable (which shall at all times be held by Borrower) and one original of each Equipment Schedule and promissory note, as applicable.

         5.17 LAWS, RULES AND REGULATIONS. All Financing Documents and all documents in connection therewith conform in all material respects to all applicable laws, rules and regulations.





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         5.18    DELIVERY.  The Equipment and all other property under all
Financing Documents has been delivered to the lessee or borrower thereunder and the lessee or borrower has unconditionally accepted such property.

         5.19 NO SETOFFS OR DEFENSES. No Financing Documents are subject to any defense, claim, counterclaim or setoff and Borrower has and will comply with all of its obligations thereunder.

         5.20 TITLE TO FINANCING DOCUMENTS AND EQUIPMENT. All Financing Documents constitute a valid reservation of unencumbered title to or first priority perfected security interest in the Equipment leased or financed thereunder in favor of Borrower, effective against all Persons and all filing, recordation and other action or procedure permitted or required by law to perfect such security interest has been accomplished.

         5.21 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower knows and has not disclosed to Bank, which does or may materially and adversely affect Borrower, or any of Borrower's operations.

6. GENERAL COVENANTS. Except with the prior written consent of Bank, Borrower will comply with the following:

         6.1 PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE. Borrower will pay when due all Bank Indebtedness and all other amounts payable by it hereunder.

         6.2 DISPOSITION OF COLLATERAL. Borrower will not sell, lease, transfer or otherwise dispose of any of the Collateral, except for leases of Borrower's inventory in the ordinary course for fair consideration.

         6.3 TAXES; CLAIMS FOR LABOR AND MATERIALS. Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of their properties or assets; provided that it shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by Borrower, and neither execution nor foreclosure or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and Borrower shall have set aside on its books adequate reserves with respect thereto.

         6.4 LIENS. Borrower will not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind on the Collateral, except liens in favor of Bank and the rights of lessees or borrowers under the Financing Documents. Borrower shall not create duplicate originals of any Master Lease, Loan and Security Agreement, Equipment Schedules or promissory notes in respect of which an advance is made hereunder or deliver the originals of any such Master Lease, Loan and Security Agreement, Equipment Schedules or promissory notes to any Person, except for the delivery of the original Equipment Schedules and promissory notes to Bank.

         6.5 EXISTENCE; APPROVALS; QUALIFICATION; BUSINESS OPERATIONS; COMPLIANCE WITH LAWS. Borrower (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification, except where the failure to be so licensed or qualified would not have a material adverse affect on the Collateral or the financial condition or operations of Borrower; (c) will continue to operate its business substantially as presently operated; and (d) will comply with the requirements of all applicable laws and all rules, regulations and orders of regulatory agencies and authorities having jurisdiction over it, except where the failure to so comply will not have a material adverse affect on the Collateral or the financial condition or operations of Borrower.

         6.6 MAINTENANCE OF COLLATERAL. Borrower will cause to be maintained, preserved, protected and kept the Collateral, reasonable wear and tear excepted, and will cause to be paid and discharged when due the cost of repairs to and maintenance of the same.

         6.7 INSURANCE. Borrower will cause the lessees or borrowers under each Equipment Schedule to carry adequate insurance issued by an insurer acceptable to Bank, in amounts acceptable to Bank (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business as such lessee or borrower similarly situated. Borrower shall be named as loss payee (with a lender's loss payable endorsement) with respect to all such personal property insurance, as its interests may appear (with such interests assigned to Bank) with thirty (30) days' notice to be given Borrower by the insurance carrier prior to cancellation or material modification of such insurance coverage.

                 Borrower shall cause to be delivered to Bank evidence of such insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional evidence of the renewal of such insurance and payment of the premiums therefor. Borrower shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Borrower and Bank jointly.

                 In the event of any loss, Borrower will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Borrower. Bank is granted a power of attorney by Borrower with full power of substitution to file any proof of loss in Borrower's or Bank's name, to endorse Borrower's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

                 In the event of any loss, Bank, at its option, may: (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness; or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Borrower to Bank upon demand. Borrower shall not take out any insurance on the Collateral without having Bank named as loss payee or additional insured thereon. Subject to SECTION 10 of the Security Agreements, Borrower shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

         6.8 INSPECTIONS; EXAMINATIONS. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Bank copies of any and all of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning Borrower's financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

                 The officers of Bank (and any participant), or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower, examine (either by Bank's or such participant's employees or by independent accountants) any of the Collateral, including the books of account of Borrower in connection therewith, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants. Borrower will fully cooperate with, field examinations of the, accounts receivable and business affairs of Borrower. Borrower shall reimburse Bank for its out-of-pocket costs in connection with such examinations. Notwithstanding anything contained in this Agreement to the contrary, provided that no Event of Default shall have occurred (a) Bank shall not make more than two (2) inspections during any calendar year, and (b) Borrower shall not be obligated to reimburse Bank for Bank's out-of-pocket costs in connection with such inspections in an amount greater than Two Thousand Dollars ($2,000.00) during any calendar year.

         6.9 DEFAULT UNDER OTHER INDEBTEDNESS. If any material Indebtedness of Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower, the holder of any such material Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such material Indebtedness to be so due and payable, Borrower will immediately give Bank written notice of such declaration, acceleration or right of declaration.

         6.10 PENSION PLANS. Borrower will: (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Bank immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

         6.11 NAME OR ADDRESS CHANGE. Borrower shall not change its name or address except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records.

         6.12 NOTICES. Borrower will promptly notify Bank of: (a) any action or proceeding brought against Borrower wherein such action or proceeding would, if determined adversely to Borrower result in material liability of Borrower; (b) the occurrence of any Event of Default; (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default; (d) the failure of Borrower to observe any of its undertakings under the Loan Documents; or (e) any material adverse change in the assets, business, operations or financial condition of Borrower.

         6.13 ADDITIONAL DOCUMENTS AND FUTURE ACTIONS. Borrower will, at its sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as Bank may reasonably deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may reasonably deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's behalf and file at Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.

         6.14 MATERIAL ADVERSE CONTRACTS. Borrower will not become or be a party to any contract or agreement which has a materially adverse impact on their ability to perform under this Agreement or any other agreement with Bank to which it is a party.

         6.15 RESTRICTIONS ON USE OF PROCEEDS. Borrower will not carry or purchase with the proceeds of the Line any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

         6.16 GOVERNMENTAL ENTITIES. Borrower will immediately notify Bank if any of the Financing Documents arise out of agreements with the United States or any department, agency or instrumentality thereof and Borrower shall execute any instruments and take any steps required by Bank in order that all monies due and to become due under such Financing Documents shall be assigned to Bank and notice thereof given to the appropriate governmental agency under the Federal Assignment of Claims Act.

         6.17 PAYMENT STATUS. Borrower shall deliver to Bank as soon as possible and in any event by the tenth (10th) Business Day of each month, a payment status of all Financing Documents as of the end of the last preceding month in form and content satisfactory to Bank.

         6.20 FINANCING DOCUMENTS. Borrower shall perform all of its obligations as lessor or lender, as applicable, under the Financing Documents. In performing its obligations under or in connection with the Financing Documents, Borrower may, without the necessity of obtaining the written prior consent of the Bank, enter into and grant modifications, waivers, and amendments to the terms of any Financing Documents except for modifications, waivers or amendments that (a) would extend the date of any payment under any Equipment Schedule or otherwise affect the respective lessee's or borrower's absolute and unconditional obligation to make such payments, (b) would reduce or adversely affect the respective lessee's or borrower's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could adversely affect its present or future value, or (c) otherwise could adversely affect the interests of the Borrower or the Bank in connection therewith. Notwithstanding anything contained in this SECTION 6.20 to the contrary, the Borrower may (i) permit any of the actions set forth in SECTION 6.20(A) which in the Borrower's sole discretion, in the ordinary course of its business, would maximize any recovery on any defaulted Financing Documents, or (ii) permit termination of the Financing Documents provided that upon such termination Borrower pays the Bank in full all sums remaining to be paid under the advance made in respect of such Financing Documents, together with all accrued and unpaid interest thereon. In the event of any modification, waiver or amendment of any Financing Documents in accordance with this SECTION 6.20, Borrower will promptly furnish the Bank with a copy thereof (together with the original modified or amended Equipment Schedule, if any), together with a certificate of the Borrower signed by one of its executive or financial officers stating that such modification, waiver or amendment is not prohibited by the provisions of this SECTION 6.20. No such modification, waiver or amendment whether or not consented to by Bank shall effect Borrower's obligation to make the required payments when due under the Line Notes.

7. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrower and Guarantor will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of its dealings, business and affairs, and Borrower will deliver or cause to be delivered to Bank the following:

         7.1 ANNUAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Borrower and
Guarantor:

                 (A) the audited income and retained earnings statements of Borrower and, on a consolidated and consolidating basis, Guarantor for such fiscal year,

                 (B) the audited balance sheet of Borrower and, on a consolidated and consolidating basis, Guarantor as of the end of such fiscal year, and

                 (C) the audited statement of cash flow of Borrower and, on a consolidated and consolidating basis, Guarantor for such fiscal year,

setting forth in comparative form the corresponding figures as of the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and audited by independent certified public accountants of recognized standing acceptable to Bank in its reasonable discretion. Such accountants shall deliver their unqualified opinion with respect to the consolidated financial statements of Guarantor.

         7.2 QUARTERLY STATEMENTS. As soon as available, and in any event within sixty (60) days after the close of each fiscal quarter of Borrower and
Guarantor:

                 (A) the income and retained earnings statements of Borrower and Guarantor for such quarter,

                 (B) the balance sheet of Borrower and Guarantor as of the end of such quarter, and

                 (C) the statement of cash flow of Borrower and Guarantor for such quarter,

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year, all in reasonable detail, subject to year-end adjustments and certified by the chief financial officer to be accurate and to have been prepared in accordance with GAAP.

         7.3 10-K AND 10-Q STATEMENTS. Upon filing thereof with the Securities and Exchange Commission, true and complete copies of Guarantor's 10-K and 10-Q statements.

         7.4 REQUESTED INFORMATION. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrower as Bank may reasonably request from time to time.

8. CONDITIONS OF CLOSING. The obligation of Bank to make available the Line is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

         8.1 LOAN DOCUMENTS. Borrower and all other required persons and entities will have executed and delivered to Bank the Loan Documents and all other documents requested by Bank in its sole discretion, including, without limitation, subordination agreements in form and content acceptable to Bank.

         8.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower set forth in the Loan Documents will be true at and as of the date hereof.

         8.3 NO DEFAULT. No condition or event shall exist or have occurred which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         8.4 DOCUMENTS. All documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions.

         8.5 NON-WAIVER OF RIGHTS. By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower are specifically reserved by Bank.

9. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Without limiting Bank's discretion to make advances under the Line subsequent to the date hereof, subsequent advances shall be conditioned upon the following conditions and each request by Borrower for an advance shall constitute a representation by Borrower to Bank that each condition has been met or satisfied:

         9.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrower that such representations and warranties are then true.

         9.2 NO DEFAULT. No condition or event shall exist or have occurred at or as of the date of such Advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         9.3 OTHER REQUIREMENTS. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

10.      DEFAULT AND REMEDIES.

         10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

                 (A) The failure of Borrower to pay any amount of principal or interest on the Note, or any fee or other sums payable hereunder, or any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise and such failure continues unremedied for a period of five (5) days after the date such payment is first due;

                 (B) The failure of Borrower or Guarantor to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this SECTION 10.1 and such failure continues unremedied for a period of thirty (30) days after the earlier of (i) notice from Bank to Borrower of the existence of such failure, or (ii) the date on which any officer of Borrower knows of the existence of such failure, provided that, in the event such failure is incapable of remedy, Borrower or Guarantor shall not be entitled to any notice or grace hereunder;

                 (C) The failure of Borrower or Guarantor to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

                 (D) The adjudication of Borrower or Guarantor as a bankrupt or insolvent, or the entry of an Order for Relief against Borrower or the entry of an order appointing a receiver or trustee for Borrower of any of their property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

                 (E) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within sixty (60) days; provided that Bank shall have no obligation to make any advances under the Line during such 60-day period) against Borrower or Guarantor or Borrower or Guarantor makes an assignment for the benefit of creditors, or Borrower takes any action to authorize any of the foregoing;

                 (F) The entry of a final judgment for the payment of money against Borrower or Guarantor in excess of Two Million Dollars ($2,000,000.00) which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

                 (G) Any representation or warranty of Borrower or Guarantor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower or Guarantor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified and the same is not remedied to the reasonable satisfaction of Bank within thirty
(30) days after the date Bank becomes aware of such event;

                 (H) Borrower or Guarantor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

                 (I) Borrower or Guarantor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower or Guarantor from conducting all or any substantial and material part of its business;

                 (J) A material and adverse change occurs in Borrower's or Guarantor's operations, management or financial condition or in the value of the Collateral;

                 (K) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower, which loss, suspension, revocation or failure to renew might have a material adverse effect on the business profits, assets or financial condition of Borrower or Guarantor taken as a whole;

                 (L) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by Borrower or Guarantor or Borrower or Guarantor denies that it has any or any further liability or obligation hereunder or thereunder;

                 (O) All or any material part of the Collateral is attached, seized, subjected to a writ or distress warrant, or levied upon, or comes within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors; and/or

                 (P) Any material uninsured damage to, or loss, theft, or destruction of, any material part of the Collateral occurs.

         10.2 REMEDIES. At the option of Bank, upon the occurrence of an Event of Default, or at any time thereafter:

                 (A) The entire unpaid principal of the Line and all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

                 (B) The Line will immediately terminate and Borrower will receive no further extensions of credit thereunder;

                 (C) Bank may increase the interest rate on the Line to the applicable default rate set forth herein, without notice;

                 (D) Bank may enter the premises occupied by Borrower and take possession of the Collateral and any records relating thereto; and/or

                 (E) Bank may exercise each and every right and remedy granted to it hereunder, under the Security Agreement, under any of the other Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

         If an Event of Default occurs under SECTION 10.1(D) or (E), all Bank Indebtedness shall become immediately due and payable.

         10.3 SET-OFF. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness and Borrower's respective obligations under the Loan Documents.

         10.4 TURNOVER OF PROPERTY HELD BY BANK. Borrower irrevocably authorizes any Affiliate of Bank, upon and following the occurrence of an Event of Default, at the direction of Bank and without further notice, to turnover to Bank any property of Borrower held by such Affiliate, including without limitation funds and securities held for Borrower's account and to debit, for the benefit of the Bank, any deposit account maintained by Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of as penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness.

         10.5 DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrower.

         10.6 REMEDIES CUMULATIVE; CONSENTS. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank.

         10.7 CERTAIN FEES, COSTS, EXPENSES, EXPENDITURES AND INDEMNIFICATION. Borrower agrees to pay on demand all costs and expenses of Bank in connection with the review, preparation, negotiation, documentation and consummation of the transactions contemplated under this Agreement, including without limitation, reasonable legal fees and disbursements of Bank's counsel.

         10.8 TIME IS OF THE ESSENCE. Time is of the essence in Borrower's performance of its obligations under the Loan Documents.

11.      COMMUNICATIONS AND NOTICES.

         11.1 COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

                 To Borrower:   DVI Financial Services Inc.
                                500 Hyde Park
                                Doylestown, PA  18901
                                Attention:  Lisa Cruikshank, Vice President

                 To Bank:       Prime Bank
                                7111 Valley Green Road, Ste. 150
                                Fort Washington, PA  19034
                                Attention:  Timothy J. Abell, Sr. Vice President

12. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

         12.1 "ACCOUNTING TERMS". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

         12.2 "AFFILIATE", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         12.3 "BANK INDEBTEDNESS" shall mean all obligations and Indebtedness of Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of Borrower by, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank, including, without limitation, all obligations of Borrower to Bank under any guaranty or surety agreement, and all obligations of Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

         12.4 "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

         12.5 "CORPORATION" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

         12.6    "EVENT OF DEFAULT" means each of the events specified in
SECTION 10.1.

         12.7 "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

         12.8 "INDEBTEDNESS", as applied to a Person, means: (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined; (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         12.9 "LOAN DOCUMENTS" means this Agreement, the Line Note, the Security Agreement and all other documents, executed or delivered by Borrower pursuant to this Agreement, as they may be amended from time to time.

         12.10 "PERSON" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

         12.11 "PRIME RATE" means the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

         12.12 "SUBSIDIARY" means a Corporation: (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction; (b) which conducts substantially all of its business and has substantially all of its assets within the United States; and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

13.      WAIVERS.

         13.1 WAIVERS. IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY BANK IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, BORROWER WAIVES: (A) ALL ERRORS, DEFECTS AND IMPERFECTIONS OF A PROCEDURAL NATURE IN SUCH PROCEEDINGS; (B) ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION TO BE ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION, APPRAISAL OR EXEMPTION; AND (C)

PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NON-PAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE LOAN DOCUMENTS, INCLUDING THE NOTE.

         13.2 FORBEARANCE. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower.

14.      SUBMISSION TO JURISDICTION.

         14.1 SUBMISSION TO JURISDICTION. Borrower and Bank hereby consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower and Bank waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in SECTION 11.1. Nothing contained in this SECTION 14.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

15.      MISCELLANEOUS.

         15.1 BROKERS. The transaction contemplated hereunder was brought about and entered into by Bank and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. If any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower agrees to indemnify, defend and hold Bank harmless against any such claim, at Borrower's own cost and expense, including Bank's attorneys' fees.

         15.2 USE OF BANK'S NAME. Borrower shall not use Bank's name or the name of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

         15.3 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

         15.4 SURVIVAL. All covenants, agreements, representations and warranties made by Borrower in the Loan Documents or made by or on their behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or Advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower.

         15.5 NO ASSIGNMENT BY BORROWER. Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrower as it presently exists.

         15.6 ASSIGNMENT OR SALE BY BANK. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower in its possession. Notwithstanding anything contained in this SECTION 15.6 to the contrary, Bank shall not sell all or any of its interests in the

Loan Documents without the prior consent of Borrower; provided, however, in the event Borrower does not consent to any such sale, Borrower shall immediately repay in full all Bank Indebtedness then outstanding. The foregoing qualification shall not in any manner affect or impair the ability of Bank to participate any portion of the Bank Indebtedness which Bank may do without notice to or consent from Borrower.

         15.7 BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         15.8 SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         15.9 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

         15.10 MODIFICATIONS. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         15.11 HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

         15.12 LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

         15.13 INTEGRATION. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

         15.14 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         15.15 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         15.16 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND BANK TO THE WAIVER OF THEIR RIGHT TO

TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      DVI FINANCIAL SERVICES INC.


                                      By:_______________________________________
                                           Lisa Cruikshank, Vice President

[CORPORATE SEAL]

                                      PRIME BANK


                                      By: ______________________________________
                                            Timothy J. Abell, Sr. Vice President



The undersigned, intending to be legally bound hereby, agrees to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in the foregoing Loan Agreement.

                                      DVI, INC.


                                      By:_______________________________________
                                           Steven R. Garfinkel, Executive Vice
                                           President and Chief Financial Officer

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("AGREEMENT") is executed this 29th day of January, 1997, by DVI FINANCIAL SERVICES INC., a Delaware corporation (the "BORROWER"), in favor of PRIME BANK (the "BANK"). Borrower, intending to be legally bound, hereby agrees as follows:

         1.      DEFINITIONS.  For purposes of this Agreement,

                 1.1 "ACCOUNT", "ACCOUNT DEBTOR", "CHATTEL PAPER", "DOCUMENTS", "EQUIPMENT", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENT", "INVENTORY" and "PROCEEDS" shall have the meanings given such terms in the Code.

                 1.2 "CODE" shall mean the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania, as the same may be amended from time to time.

                 1.3 "COLLATERAL" shall mean all of Borrower's right, title and interest in and to the equipment schedule described on EXHIBIT "A" hereto ("EQUIPMENT SCHEDULE") and the Master Lease or Loan and Security Agreement, as applicable, referenced therein (as such Master Lease or Loan and Security Agreement relates to such Equipment Schedule) and the promissory note, if any, delivered in connection therewith; all equipment and other property covered by such Equipment Schedule (the "EQUIPMENT"); all additions, attachments, accessions, repairs, substitutions and replacements of and to such Equipment; all guaranties, collateral, accounts, inventory, general intangibles and chattel paper in connection with such Equipment Schedule, Master Lease or Loan and Security Agreement (as such Master Lease or Loan and Security Agreement relates to such Equipment Schedule); all lease payments, principal, interest, late charges, insurance proceeds and other sums due or to become due under or in connection with such Equipment Schedule, Master Lease or Loan and Security Agreement (as such Master Lease or Loan and Security Agreement relates to such Equipment Schedule); all renewals and replacements of such Master Lease or Loan and Security Agreement and Equipment Schedule to the extent financed under the Loan Agreement; all books and records in connection therewith and all products and proceeds of all of the foregoing.

                 1.4 "LOAN AGREEMENT" shall mean that certain Loan Agreement of even date herewith between Borrower and Bank, and all amendments thereto and all modifications and restatements thereof.

                 All capitalized terms used herein and not otherwise defined shall have the meanings provided therefor under the Loan Agreement.

         2. SECURITY INTEREST. Borrower grants to Bank a security interest in and lien on the Collateral. Upon payment in full of the advance under the Line made in respect of the Collateral and all accrued and unpaid interest thereon, Bank will, upon request of Borrower and at Borrower's sole cost and expense, release its security interest against the Collateral, provided that no Event of Default shall have occurred and be continuing.

         3. EFFECT OF GRANT. The security interests in and liens on the Collateral granted to Bank by Borrower hereunder shall not be rendered void by the fact that no Bank Indebtedness exists as of a particular date, but shall continue in full force and effect until all Bank Indebtedness has been paid in full, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrower and Bank has executed and delivered termination statements and/or releases of Bank with respect to the Collateral.

         4. OBLIGATIONS SECURED. The Collateral and the continuing security interests granted therein shall secure the Bank Indebtedness. IT IS THE EXPRESS INTENTION OF BORROWER THAT THE COLLATERAL SHALL SECURE ALL EXISTING AND FUTURE BANK INDEBTEDNESS.

         5. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

                 5.1 The failure by Borrower to observe or perform any of its obligations hereunder and such failure continues unremedied for a period of thirty (30) days after the earlier of (a) notice from Bank to Borrower of the existence of such failure, or (b) the date on which any officer of Borrower knows of the existence of such failure, provided that, in the event such failure is incapable of remedy, Borrower shall not be entitled to any notice or grace hereunder; and/or

                 5.2 The occurrence of an Event of Default or default under the Loan Agreement or under any of the other Loan Documents.

         6.      RIGHTS AND REMEDIES OF BANK.

                 6.1 REMEDIES. At the option of the Bank, upon the occurrence of an Event of Default, or at any time thereafter:

                          (a)     The entire unpaid principal of the Bank
Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

                          (b)     Bank may enter the premises occupied by
Borrower and take possession of the Collateral and any records relating thereto; and/or

                          (c)     Bank may exercise each and every right and
remedy granted to it hereunder, under the other Loan Documents, under the Code and under any other applicable law or at equity.

                 6.2 SALE OR OTHER DISPOSITION OF COLLATERAL. The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on Borrower's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrower's expense, pending sale or other disposition of the Collateral. Borrower, at Bank's request and subject to the terms of the Master Lease or Loan and Security Agreement, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on Borrower's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address specified in SECTION 12 below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including reasonable attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Borrower agrees that Bank has no obligation to preserve rights to the Collateral against any other parties.

                 6.3 ACTIONS WITH RESPECT TO COLLATERAL. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as Borrower's true and lawful attorney-in-fact, with full power of substitution, with power to sign Borrower's name and to take any of the following actions, in Borrower's name or the name of Bank, as Bank may determine, without notice to Borrower and at Borrower's expense, upon the occurrence of an Event of Default:

                          (a)     Verify the validity and amount of or any
other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

                          (b)     Notify all lessees or borrowers that the
Financing Documents have been assigned to Bank and that Bank has a security interest therein;

                          (c)     Direct all lessees or borrowers under the
Financing Documents to make payment of all sums due thereunder directly to Bank and forward invoices directly to such lessees or borrowers;

                          (d)     Enforce payment of and collect any sums due
under any Financing Documents by legal proceedings or otherwise, and for such purpose Bank may:

                                  (i)      Demand payment of any such sums or
direct any lessee or borrower to make payment of such sums directly to Bank;

                                  (ii)     Receive and collect all monies due
or to become due to Borrower thereunder;

                                  (iii)    Exercise all of Borrower's rights
and remedies with respect
to the collection of such sums;

                                  (iv)     Settle, adjust, compromise, extend,
renew, discharge or release any lessee or borrower or any security for any Financing Documents;

                                  (v)      Sell or assign the Collateral on
such terms, for such reasonable amount and at such times as Bank deems advisable;

                                  (vi)     Prepare, file and sign Borrower's
name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

                                  (vii)    Endorse the name of Borrower upon
any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the Collateral or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

                                  (viii)    Sign the name of Borrower to
verifications sent by lessees to Borrower; or

                                  (ix)     Take all other actions necessary or
desirable to protect Borrower's or Bank's interest in the Collateral.

Borrower ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except gross negligence and willful misconduct. This power, being coupled with an interest, is irrevocable. Borrower agrees to assist the Bank in the collection and enforcement of its accounts and not to hinder, delay or impede the Bank on its collection or enforcement of said accounts.

                 6.4 SET-OFF. Without limiting the rights of Bank under applicable law, Bank (and any affiliate of Bank or any participating lender) has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Bank's (or such other parties') possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank (or such other party), as security for all obligations of Borrower to Bank under the Loan Documents or otherwise. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank (or such other party) may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank (or such other party) to or for the credit of Borrower against any or all of the Bank Indebtedness and the Borrower's obligations under the Loan Documents.

                          If any bank account of Borrower with Bank (or such
other party) is attached or otherwise liened or levied upon by any third party, Bank (or such other party) need not await the running of any applicable grace period hereunder, but shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against Borrower's obligations to the Bank.

                 6.5 DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrower.

                 6.6 REMEDIES CUMULATIVE; CONSENTS. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity.

         7. CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES. Borrower agrees to pay on demand all costs and expenses of Bank, including without limitation:

                 7.1 All costs and expenses in connection with the preparation, review, negotiation, execution and delivery of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments or extensions to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

                 7.2 All losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, any of the Financing Documents or any documents in connection therewith or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers); and

                 7.3 Any and all stamp and other taxes payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes resulting from Borrower's failure to pay Bank such sums as required under this SECTION 7.3.

         In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.

         8. TIME IS OF THE ESSENCE. Time is of the essence in Borrower's performance of its obligations under the Loan Documents.

         9. COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with this Agreement shall be made in the manner provided for under the Loan Agreement.

         10. LIMITATION ON LIABILITY. Borrower shall be responsible for and Bank is hereby released from any claim or liability in connection with:

                 10.1     Safekeeping any Collateral;

                 10.2     Any loss or damage to any Collateral;

                 10.3     Any diminution in value of the Collateral; or

                 10.4     Any act or default of another person or entity.

         Bank shall only be liable for any act or omission on its part constituting gross negligence or willful misconduct. In the event that Bank breaches its required standard of conduct, Borrower agrees that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages.

         11.     MISCELLANEOUS PROVISIONS.

                 11.1 SEVERABILITY. The provisions of this Agreement are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

                 11.2 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

                 11.3 BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                 11.4 AMENDMENT. No modification of this Agreement shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

                 11.5 GOVERNING LAW. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

                 11.6 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement shall not inure to the benefit of any third party.

                 11.7 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

                 11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 11.9 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

                 11.10 FILING OF FINANCING STATEMENTS. Copies or reproductions of this document or of any financing statement may be filed as a financing statement.

         IN WITNESS WHEREOF, the undersigned has executed this Security Agreement on the date first above written.

                                      DVI FINANCIAL SERVICES INC.


                                      By:______________________________________
                                           Lisa Cruikshank, Vice President

[CORPORATE SEAL]

                                      PRIME BANK


                                      By:______________________________________
                                           Timothy J. Abell, Sr. Vice President